Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2022 relating to the consolidated financial statements of Twin Vee PowerCats Co. and Subsidiaries as of and for the years ended December 31, 2021 and 2020, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2022.

/s/Grassi & Co., CPAs, P.C.

Jericho, New York

August 15, 2022